Exhibit 10.01

Written Summary of Compensation-related Arrangement with a Named Executive Officer

On May 18, 2011, the Company’s Compensation and Management Development Committee voted to extend an arrangement with Andrew Pinkes pursuant to which Mr. Pinkes is eligible for benefits under The Hartford Senior Executive Officer Severance Pay Plan (“Tier 1 Plan”) should he be involuntarily terminated, other than for Cause (as defined in the Tier 1 Plan). Under the original arrangement, Mr. Pinkes was eligible to claim benefits under the Tier 1 Plan in the event he was involuntarily terminated prior to or within 12 months following the appointment of a new leader of the Company’s Commercial Markets business. His eligibility to claim benefits under the Tier 1 Plan was extended to include involuntary termination that occurs prior to April 6, 2013.

For a description of the benefits provided under the Tier 1 Plan, please see page 63 of the Company’s 2011 Notice of Annual Meeting and Proxy Statement on Schedule 14A filed with the SEC on April 7, 2011. A copy of the Tier 1 Plan was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 25, 2011.